                                                                    EXHIBIT 99.1


FOR FURTHER INFORMATION:  SANDY FRUHMAN - MEDIA (713) 497-3123
                          DENNIS BARBER - INVESTORS (713) 497-3042

FOR IMMEDIATE RELEASE:    DECEMBER 29, 2003


           RELIANT PREPAYS $917 MILLION OF DEBT, CANCELS $300 MILLION
             CREDIT FACILITY AND GAINS FLEXIBILITY TO ACQUIRE ASSETS


HOUSTON, TX - Reliant Resources, Inc. (NYSE: RRI) announced today that it has prepaid a total of $917 million of debt, cancelled a $300 million senior priority credit facility, which has never been used, and obtained an amendment to its bank credit facilities that will give the company greater flexibility to purchase selected generating assets to support its retail business in Texas.

"The amendment we have obtained is consistent with our recent announcement that we are unlikely to exercise our option to purchase CenterPoint Energy Inc.'s 81 percent interest in Texas Genco, Inc.," said Joel V. Staff, chairman and chief executive officer. "We have modified our bank credit facilities in a way that will allow us, when opportunities arise in the future, to purchase individual generating assets to serve our Texas retail customers. The early pay down of our bank debt and the cancellation of our $300 million senior priority credit facility are very tangible signs of the progress we have made in beginning to rebuild the financial strength of the company."

Reliant has prepaid approximately $917 million of debt with funds from an escrow account that had been established, under terms of its bank credit facilities, for the possible purchase of CenterPoint's stake in Texas Genco. Approximately $784 million was used for the permanent prepayment of the company's bank term loans, and $133 million was used to pay down its revolving credit facility, which can be re-borrowed over time. As aggregate term loan prepayments in 2003 now exceed $2 billion, the company has fully satisfied all "soft amortization" targets contained in its bank credit facility, avoiding the associated fees and warrants. Reliant has no further amortization requirements under these credit facilities until their maturity in 2007.


                                    - more -

In addition to the bank debt prepayments, Reliant cancelled its $300 million senior priority credit facility that would have matured in December 2004 in order to eliminate the associated costs. Since obtaining the facility in March 2003, the company has made changes to its business operations to reduce liquidity needs, and it has never used the facility.

Under the amendment to its bank credit facilities, Reliant has gained the ability to purchase up to $1 billion of individual generating assets from Texas Genco and others to support its Texas retail business and to raise debt to finance any such asset acquisitions. It retains the right to purchase the stock of Texas Genco either through the option mechanism in January 2004 or outside the option mechanism by September 2004.

Reliant Resources, Inc., based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S., marketing those services under the Reliant Energy brand name. The company provides a complete suite of energy products and services to approximately 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, industrial and institutional customers. Reliant also serves large commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection. The company has approximately 20,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. For more information, visit our web site at www.reliantresources.com.

                                      * * *

This news release contains "forward-looking statements." Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as "anticipate," "estimate," "believe," "continue," "could," "intend," "may," "plan," "potential," "predict," "should," "will," "expect," "objective," "projection," "forecast," "goal," "guidance," "outlook" and other similar words. However, the absence of these words does not mean that the statements are not forward-looking. We have based our forward-looking statements on management's beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the integration of recent acquisitions, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission. Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                                       ###